Exhibit 99.1

Corporate Contacts

Wilson W. Cheung	Jane Green
Chief Financial Officer	Investors/Media
650.358.3434	650.358.1447
wcheung@sciclone.com	jgreen@sciclone.com

SCICLONE ANNOUNCES END OF GO-SHOP PERIOD WITH NO PARTIES DESIGNATED AS EXCLUDED PARTIES

FOSTER CITY, CA, August 10, 2017 – SciClone Pharmaceuticals, Inc. (NASDAQ: SCLN) (the “Company” or “SciClone”) today announced the expiration on August 6, 2017 of the 60 day “go-shop” period provided for under the terms of the previously announced Agreement and Plan of Merger (the “Merger Agreement”) between the Company and a consortium consisting of entities affiliated with GL Capital Management GP Limited, Bank of China Group Investment Limited, CDH Investments, Ascendent Capital Partners and Boying (collectively, the “Buyer Consortium”), and also announced that no party has qualified as an “Excluded Party” under the terms of the Merger Agreement.

Under the terms of the Merger Agreement, the Company and its advisors were permitted to actively solicit and negotiate alternative acquisition proposals from third parties during a “go-shop” period. During the “go-shop” period, representatives of Lazard Frères & Co. LLC (“Lazard”), financial advisor to the Company, under took a broad solicitation effort, contacting 38 potential acquirers, including 28 strategic parties and 10 financial parties that the Company and Lazard believed might be interested in a possible alternative transaction to the merger with the Buyer Consortium. As a result of these efforts, Company received one alternative acquisition proposal.

After consulting with its financial and legal advisors, the Company’s Board of Directors has unanimously determined that the alternative transaction proposal would not reasonably be expected to result in a “Superior Proposal” (as defined in the Merger Agreement) because, among other considerations, the proposal was subject to significant uncertainties compared to the Merger Agreement, including with respect to the third party’s ability to secure debt and equity financing, and the inclusion of receipt of regulatory approvals from multiple governmental authorities in China as closing conditions to the proposed merger agreement in consideration of the existing regulatory environment in China relating to outbound investments. Consequently, the Company has ceased and terminated any existing discussion and negotiation with the party that submitted the alternative acquisition proposal, and has requested the prompt return or destruction of all confidential information previously furnished to such party.

The Company is now subject to customary “non-solicitation” provisions that limit its ability to solicit, encourage, discuss or negotiate alternative acquisition proposals from third parties or to provide confidential information to third parties. These non-solicitation provisions are subject to a “fiduciary out” provision that allows the Company to furnish information and participate in discussions or negotiations with respect to certain unsolicited and bona fide written acquisition proposals that the Company’s Board of Directors determines in good faith to be, or reasonably likely to result in, a Superior Proposal, and to terminate the Merger Agreement and enter into an alternative acquisition agreement with respect to a superior proposal in compliance with the terms of the Merger Agreement.

With the expiration of the “go-shop” period, SciClone is continuing to work with the Buyer Consortium to complete the merger in a timely manner, subject to satisfaction of the conditions set forth in the Merger Agreement.

About SciClone

SciClone Pharmaceuticals, Inc. is a revenue-generating, specialty pharmaceutical company with a substantial commercial business in China and a product portfolio spanning major therapeutic markets including oncology, infectious diseases and cardiovascular disorders. SciClone’s proprietary lead product, ZADAXIN® (thymalfasin), is approved in over 30 countries and may be used for the treatment of hepatitis B (HBV), hepatitis C (HCV), and certain cancers, and as an immune system enhancer, according to the local regulatory approvals. The Company has successfully in-licensed and commercialized products with the potential to become future market leaders and to drive the Company’s long-term growth, including DC Bead®, a novel treatment for liver cancer now approved in China, and several other products in late stage development in China. Through its promotion business with pharmaceutical partners, SciClone also markets multiple branded products in China which are therapeutically differentiated. SciClone is a publicly-held corporation based in Foster City, California, and trades on the NASDAQ Global Select Market under the symbol SCLN. For additional information, please visit www.sciclone.com.

Forward-Looking Statements

This press release, and the documents to which the Company refers you in this communication, contain forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, plans, strategies, or objectives that are subject to change, and actual results may differ materially from the forward-looking statements. Without limiting the foregoing, the words “expect,” “plan”, “believe,” “seek,” estimate,” “aim,” “intend,” “anticipate,” “believe,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements may involve known and unknown risks over which the Company has no control. Those risks include, without limitation (i) the risk that the proposed transaction may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of its common stock, (ii) the risk that the Buyer Consortium may fail to obtain financing, and notwithstanding that receipt of financing is not a closing condition, that the closing may not occur if Buyer Consortium is unable to secure adequate financing, (iii) the failure to satisfy all of the closing conditions of the proposed transaction, including the adoption of the definitive agreement by the Company’s stockholders, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement, (v) the effect of the announcement or pendency of the proposed transaction on the Company’s business, operating results, and relationships with customers, suppliers and others, (vi) risks that the proposed transaction may disrupt the Company’s current plans and business operations, (vii) potential difficulties retaining employees as a result of the proposed transaction, (viii) risks related to the diverting of management’s attention from the Company’s ongoing business operations, and (ix) the outcome of any legal proceedings that may be instituted against the Company related to the definitive agreement or the proposed transaction. In addition, the Company’s actual performance and results may differ materially from those currently anticipated due to a number of risks including, without limitation: the Company’s substantial dependence on sales of ZADAXIN in China; the dependence of the Company’s revenues on obtaining or maintaining regulatory licenses and compliance with other country-specific regulations, including renewing the Company’s drug import license for ZADAXIN; risks and uncertainties relating to Chinese government actions intended to reduce pharmaceutical prices such as the reduction in some provinces of the governmentally permitted maximum listed price for the Company’s products and increased oversight of the health care market and pharmaceutical industry; risks related to existing and future pricing pressures on our products, particularly in China; SciClone’s ability to implement and maintain controls over its financial reporting; actual or anticipated fluctuations in the Company’s operating results, some of which may result from undertaking new clinical development projects, or from licensing or acquisition-related expenses including up-front fees, milestone payments, and other items; the Company’s ability to successfully develop or commercialize its products; risks related to the impact of the Company’s efforts to in-license or acquire other pharmaceutical products for marketing in China and other markets; the Company’s dependence of its current and future revenue and prospects on third-party license, promotion or distribution agreements, including the need to renew such agreements, enter into similar agreements, or end arrangements that SciClone does not believe are beneficial; risks relating to operating in China, including risk due to changes in regulatory environment, slow payment cycles and changes to economic conditions including currency exchange fluctuations; uncertainty in the prospects for unapproved products, including uncertainties as to pricing and competition and risks relating to the clinical trial process and related regulatory approval process and the process of initiating trials at, and enrolling patients at, clinical sites. Please also refer to other risks and uncertainties described in SciClone’s filings with the SEC, including but not limited to the risks described in SciClone’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017. All forward-looking statements are based on information currently available to SciClone and SciClone assumes no obligation to update any such forward-looking statements.

SciClone, SciClone Pharmaceuticals, the SciClone Pharmaceuticals design, the SciClone logo and ZADAXIN are registered trademarks of SciClone Pharmaceuticals, Inc. in the United States and numerous other countries.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company or the solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving the Company and the Buyer Consortium. The proposed merger of the Company will be submitted to the stockholders of the

Company for their consideration. In connection therewith, the Company filed the preliminary proxy statement and intends to file additional materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.sciclone.com under the heading “SEC Filings” in the “Investors and Media” portion of the Company’s website. Stockholders of the Company may also obtain a free copy of the definitive proxy statement and any filings with the SEC that are incorporated by reference in the definitive proxy statement by contacting the Company’s Investor Relations Department at (650) 358-1447.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants under SEC rules in the solicitation of proxies from the Company’s stockholders in favor of the proposed transaction. Information about the Company’s directors and executive officers and their interests in the solicitation, which may, in some cases, differ from those of the Company’s stockholders generally, will be included in the proxy statement to be filed with the SEC in connection with the proposed transaction. Additional information about these directors and executive officers is available in the Company’s proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2017, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on March 9, 2017 and in the Company’s preliminary proxy statement for the proposed merger, which was filed with the SEC on August 2, 2017. To the extent that holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts printed in the latest proxy statement or Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.